Exhibit 5.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

(Mark One)
Form 10-Q

[√]	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15( d ) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2012

or
[ ]	TRANSITION REPORT UNDER SECTION 13 OR 15( d ) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________________ to __________________________
Commission file number: 0-52856

VYRIAN, Inc.
( Name of registrant as specified in its charter )

Texas	45-4409565
( State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10101 SOUTHWEST FWY SUITE 400, HOUSTON, TX	77074
( Address of principal executive offices)	(Zip Code)

(888) 929-1116
(Registrant's telephone number, including area code)

not applicable
( Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☐ Yes   ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act) Yes ☒ No ☐

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.  953,000 shares of common stock are issued and outstanding as of June 30, 2012.

TABLE OF CONTENTS

PART I - FINANCIAL INFORMATION
Item 1.	Financial Statements.
Item 2.	Management's Discussion and Analysis of Financial Condition and Results of Operations.
Item 3.	Quantitative and Qualitative Disclosures About Market Risk.
Item 4.	Controls and Procedures.
PART II - OTHER INFORMATION
Item 1.	Legal Proceedings.
Item 1A.	Risk Factors.
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.
Item 3.	Defaults Upon Senior Securities.
Item 4.	(Removed and Reserved).
Item 5.	Other Information.
Item 6.	Exhibits.

__________________________________________________________________________

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
_________________________________________________________________

This report contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These forward-looking statements include, among others, the following:

•	Our ability to develop or acquire operations and exit shell status;
•	Our ability to raise sufficient working capital necessary to continue to implement our business plan and satisfy our obligations as they become due;
•	Our ability to continue as a going concern;
•	Our ability to develop revenue-producing operations;
•	Our ability to establish our brand and effectively compete in our target market; and
•	Risks associated with the external factors that impact our operations, including economic and leisure trends.

 Forward-looking statements are typically identified by use of terms such as “may”, “could”, “should”, “expect”, “plan”, “project”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “pursue”, “target” or “continue”, the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently.  The forward-looking statements contained in this report are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate.  Management cautions all readers that the forward-looking statements contained in this report are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements.   You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  You should also consider carefully the statements in our Investor Prospectus under “Risk Factors” (page 19). Risk Factors appearing in our Investor Prospectus address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in Form S1.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

OTHER PERTINENT INFORMATION

Unless specifically set forth to the contrary, when used in this report the terms: "Vyrian", "we", "our", the "Company" and similar terms, refer to Vyrian Incorporated, a Nevada corporation.  In addition, when used herein and unless specifically set forth to the contrary, “First Quarter 2012” refers to the three months ended June 30, 2012. The first Fiscal Year ended on March 31,2012.   The information which appears on our website at www.vyrian.com is not part of this report.

 PART 1 - FINANCIAL INFORMATION

Item 1.  Financial Statements.

VYRIAN INC.
BALANCE SHEETS
	June 30,	MARCH 31,
	2012	2012
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash & cash equivalents	$48,439	$109,363
Accounts Receivable	41,214	23,877
	89,653	133,240
Prepaid expenses	12,777	1,527
Loans Receivable	10,000	--
Un-Amortized Portion of Organizational Expenses	11,238	11,238

TOTAL ASSETS	$123,668	$146,005

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

Accounts Payable	$6,462	$-
Accrued Interest	199	925
Short Term Note payable	64,501	77,063

Total Liabilities	71,162	77,988

COMMITMENTS AND CONTINGENCIES	0	0

STOCKHOLDERS' DEFICIT

Common Stock, par value 0.001: 100,000,000 shares authorized,
10,953,000 and10, 913,000 shares issued and outstanding as at June 30, 2012
and March 31, 2012, respectively	953	950
Additional paid in capital	94,347	90,350
Accumulated Deficit	(42,793)	(23,283)

Stockholders' Equity	52,507	68,017

TOTAL LIABILITIES AND STOCKHOLDERS' SURPLUS	$123,668	$146,005

See accompanying Notes to Financial Statements.

VYRIAN INC.
STATEMENT OF OPERATIONS

	For the three months ended June 2012	For the three months ended March 2012

REVENUE	$138,884	$89,921
Less: COST OF GOODS SOLD	68,466	56,314
GROSS MARGIN	70,418	33,607

OPERATING EXPENSES
General and Administrative expenses	(88,751)	(55,965)
Depreciation and amortization	-
Total Operating Expenses	(88,751)	(55,965)

OPERATING LOSS	(18,333)	(22358)

OTHER INCOME (EXPENSE)
Interest Expense	(1,177)	(925)

Loss before Income Tax	(19,510)	(23,283)

Income Tax Expense	-	-

NET LOSS	$(19,510)	$(23,283)

See accompanying Notes See Accompanying Notes to Financial Statements

VYRIAN INC.
STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	June 30, 2012	March 31, 2012
CASH FLOW FROM OPERATING ACTIVITIES

NET LOSS	$(19,510)	$(23,283)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES
Depreciation	-	-
CHANGES IN OPERATING ASSETS & LIABILITIES
Increase in other Current Assets	(21,250)	(12,765)
Increase in Accounts Receivable	(17,337)	(23,877)
(Decrease) Increase in Short Term Notes Payable	(12,562)	77,463
Increase in accrued expenses	5,736	925
Total Cash Flow Used In Operating Activities	(45,413)	41,746

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	-	-
Total Cash Flow Used In Investing Activities	-	-

CASH FLOW FROM FINANCING ACTIVITIES
Net Proceeds from Issuance of Common Stock	4,000	90,900
Total Cash Flow Provided By Financing Activities	4,000	90,900

NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	$(60,924)	$109,363

Cash and Cash Equivalents at the beginning of the period	$109,363	$-
Cash and Cash Equivalents at the end of the period	$48,439	$109,363

VYRIAN, INC.
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2012

NOTE 1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES.

NATURE OF OPERATIONS

Vyrian Inc. (the “Company”) is a corporation incorporated on February 16, 2012 in the State of Nevada and has registered its name in the Office of the Secretary of State, Texas. The company is a United States government contractor headquartered in Houston, Texas and global provider of electronics components to the industrial and commercial markets. Our company creates a link in the technology supply chain that connects the world’s leading electronic component manufacturers with a global customer base of original equipment manufacturers (OEMs), and contract manufacturers (CMs). During the six months ended June 30, 2012, the company focused on completing those actions necessary to implement its business plan.

BASIS OF PRESENTATION

Interim Accounting

The accompanying audited financial statements for the Quarter ended March 31, 2012 and the reviewed financial statements for the Quarter ended June 30, 2012 have been prepared in accordance with generally accepted accounting principles for final and interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three- month period ended June 30, 2012, are not necessarily indicative of the results that may be expected for the year ending March 31, 2013.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Generally Accepted Accounting Principles (GAAP)

These financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United States. The Generally Accepted Accounting Principles (GAAP) have been applied in all reporting periods consistently since inception.

Cash and Cash Equivalents

Cash reported is the value of any cash (demand) account. The company has no current obligations that restrict any amount of any cash balance. Cash as reported is cash only and includes no cash equivalents such as Marketable Securities, Treasury Bills or any other account of value that could be easily converted to cash.

Accounts Receivable

The Company accounts for Accounts Receivable when reported using the Allowance Method. Receivables are reported at their net-realizable value less an allowance for the estimated value of any accounts deemed not collectible. The company has no restrictions or financing agreements in force that restrict any portion of its Accounts Receivable.

Inventory

Although the company has no inventory and plans to deliver its products to customers when sold, it may from time to time store some quantity of inventory. Any inventory on hand is valued at the lower of Cost or Fair Market Value at the time of reporting. The company has no restrictions or financing agreements in force that restrict any portion of its inventory on hand.

Fixed Assets and Equipment

All equipment is recorded at cost or fair market value when acquired. Equipment is depreciated over its useful life using the straight line method of depreciation usually over a period of seven (7) years.

Operating Cycle

For the classification of Current Assets and Current Liabilities the company reports them as such based on a period of one year or less from the time the asset or liability is originally acquired or incurred.

Revenue Recognition

The company has begun to recognize income. The company recognizes income from the sale of electronic components and related value-added services. The company has no current purchase commitments from buyers and has no inventory.

NOTE 2.   COMMITMENTS AND CONTINGENCIES.

At management’s option, the Company has the right to convert $64,501 of legal invoices included in Short Term Notes Payable to common stock at a price to be decided. As of June 30, 2012, management has not exercised the right.

We accrue for known product-related claims if a loss is probable and can be reasonably estimated. During the periods presented, there have been no material accruals or payments regarding product warranty or product liability. Historically, we have experienced a low rate of payments on product claims. Although we cannot predict the likelihood or amount of any future claims, we do not believe they will have a material adverse effect on our financial condition, results of operations or liquidity. Consistent with general industry practice, we enter into formal contracts with certain customers that include negotiated warranty remedies. Typically, under these agreements our warranty for semiconductor products includes: three years coverage; an obligation to repair, replace or refund; and a maximum payment obligation tied to the price paid.

The company has not been a party to any legal action. Further, the company is not aware of any impending legal action that would have any significant impact on the company’s business operations or liquidity. No bankruptcy, receivership, or similar proceeding with respect to the registrant has occurred or is pending. No material proceedings have occurred or are pending to which any director or officer is a party.

NOTE 3.   SUBSEQUENT EVENTS.

Subsequent events have been evaluated after the date of review of the Financial Statements for the three months ended June 30, 2012, and there are no material events after June 30, 2012 that affect the operations of the company.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion of our financial condition and results of operations for the three months ended March 31,2012 and June 30, 2012  should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Cautionary Notice Regarding Forward-Looking Statements in this report (page 3) and Risk Factors sections of our Investor Prospectus (page 19) and Form S1.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Vyrian, Inc. is a United States government contractor headquartered in Houston, Texas and global provider of electronics components to the industrial and commercial markets. Our company creates a link in the technology supply chain that connects the world’s leading electronic component manufacturers with a global customer base of original equipment manufacturers (OEMs), and contract manufacturers (CMs).  Our actions taken to date have consisted of organizing our company, designing our business plan, installing infra-structure for systems and processes to facilitate smooth operations, conducting interviews with industry participants, and visiting prospective customers and suppliers’ retail facilities.

Going Concern

We reported a net loss of $23,283 for the three months ended March 31, 2012 and we have incurred net losses of approximately $42,793 since inception through June 30, 2012.  The report of our independent registered public accounting firm on our financial statements for the year ended March 31, 2012 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our operating losses and need to raise additional capital.  These factors, among others, may raise doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.  There are no assurances we will be successful in our efforts to increase our revenues and report profitable operations or to continue as a going concern, in which event investors could lose part or all of their investment in our company.

Plan of Operations

To date, we have funded our activities through operating profits and shareholders capital as well as through working capital advances from a related party. In order to fully organize our company and implement the first phase of our business model, we will need to raise additional capital.  Assuming we are able to raise the capital, we expect to begin expansion of our infrastructure within six to nine months of receiving the capital.

Results of Operations

The company maintained an average sales rate of approximately $30,000 per month with a gross margin of 37%for the last quarter in Fiscal Year ended March 31, 2012 and an average sale rate of approximately $46,000 per month with a gross margin of 51% for the first quarter in Fiscal Year ending March 2013, in an economic landscape of stiff competition and falling prices and demand. A high gross profit margin helped us to meet working capital requirements with reduced borrowings.

Our general and administrative expenses primarily include staff salaries, selling and marketing, and research and development costs.  We expect that some of these expenses will decrease during the next two quarters because of the one-time nature of certain expenses in the early part of 2012. However, we expect general and administrative expenses will increase significantly once we begin to aggressively ramp up sales and marketing, although we are unable at this time to quantify the actual amount of this anticipated increase as it will be based upon our varying level of operations. Interest expense represents interest on a short-term notes payable in the principal amount of $64,501 due to a related company.

Capital Resources and Liquidity

The company’s initial operations were financed by borrowed capital in the form of short-term financing by two private companies. The low-interest financing allowed us to set up and fund the necessary infrastructure to commence trading operations. During the early stages of operations, we found that continued growth depends on aggressive marketing by competent sales personnel. Hiring such personnel required additional funds. As we grew to meet customer demand, additional staff recruitment necessitated additional borrowings. Incoming sales broke even with outgoing costs within three months of private financing. Our primary overhead expenditure was, and continues to be, salaries of sales and marketing staff.

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash.  At June 30, 2012 we had working capital of $82,992 excluding the Short Term Notes Payable of $ 64,501. Management believes that the company's current cash availability and its current borrowing capacity is expected to generate future operating cash flows, and the company's access to capital markets is sufficient to meet its projected cash flow needs for the foreseeable future. The company continually evaluates its liquidity requirements and would seek to amend its existing borrowing capacity or access the financial markets as deemed necessary.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in Note 1 to the financial statements included in this report.  Our management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

 Not applicable for a smaller reporting company.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures .  We maintain “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934.  In designing and evaluating our disclosure controls and procedures, our management recognized that disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of disclosure controls and procedures are met.  Additionally, in designing disclosure controls and procedures, our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures.  The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.  Based on his evaluation as of the end of the period covered by this report, our Chief Executive Officer, has concluded that our disclosure controls and procedures were effective such that the information relating to our company, required to be disclosed in our Securities and Exchange Commission reports (i) is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and (ii) is accumulated and communicated to our management, including our Chief Financial Officer, to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting.   There have been no changes in our internal control over financial reporting during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting

PART II - OTHER INFORMATION

Item 1.  Legal Proceedings.

None.

Item 1A. Risk Factors.

Not applicable for a smaller reporting company.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds.

None.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. (Removed and Reserved).

Item 5. Other Information.

None.

Item 6.  Exhibits.

No.	Description
31.1	Rule 13a-14(a)/ 15d-14(a) Certification of Chief Executive Officer *
31.2	Rule 13a-14(a)/ 15d-14(a) Certification of principal financial and accounting officer *
32.1	Section 1350 Certification of principal financial and accounting officer *
101	Interactive Data Files *

*           Filed herewith.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vyrian, Inc.
August 15, 2012	By : /s/ Sathyan Sivasothy
Sathyan Sivasothy Chief Executive Officer

EXHIBIT 31.1

Rule 13a-14(a)/15d-14(a) Certification

I, Sathyan Sivasothy, certify that:

1.           I have reviewed this report on Form 10-Q for the three months ended June 30, 2012 of Vyrian Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Dated: August 15, 2012                                                                                       /s/Sathyan Sivasothy
Sathyan Sivasothy
Principal Executive Officer

EXHIBIT 31.2

Rule 13a-14(a)/15d-14(a) Certification

I, Tony Sivasothy, certify that:

1.	I have reviewed this report on Form 10-Q for the period ended June 30, 2012 of Vyrian, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Dated: August 15, 2012	/ s/Tony Sivasothy
Tony Sivasothy
Principal financial and accounting officer

EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report of Vyrian, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Tony Sivasothy principal financial and accounting officer, of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Dated: August 15, 2012	/ s/ Tony Sivasothy Tony Sivasothy Principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.